Exhibit 10.1

Rules of the Build-A-Bear Workshop, Inc. Share Option Scheme

Part A: Approved Part approved by the HMRC under Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003 on [           ] under reference [             ]

1.	Definitions
1.1	In this Scheme, the following words and expressions shall bear, unless the context otherwise requires, the meanings set forth below:
‘Appropriate Limit’ the limit given by ITEPA 2003, Sch 4, para 6;

‘Appropriate Period’ the meaning given by ITEPA 2003, Sch 4, para 26;

‘Associated Company’ an associated company of the Company within the meaning the expression bears in ITEPA 2003, Sch 4, para 35;

‘the Board’ the board of directors of the Company, or a duly authorised committee thereof;

‘Close Company’ a close company as defined in Taxes Act, s 414(1) as varied by ITEPA 2003, Sch 4, para 9;

‘the Company’ Build-A-Bear Workshop, Inc., a Delaware corporation;

‘Control’ the meaning given by Taxes Act, s 840;

‘Date of Grant’ the date on which the Board grants an Option;
‘Eligible Employee’ any individual who:
(a)	is a director of a Participating Company on terms which require him to devote at least 25 hours a week (excluding meal breaks) to his duties, or an employee of a Participating Company;
(b)	has not at the Date of Grant, and has not had within the preceding 12 months, a Material Interest in a Close Company which is:
(i)	the Company; or
(ii)	a company which has Control of the Company or is a Member of a Consortium which owns the Company;

‘Employees’ Share Scheme’ the meaning given by Companies Act 1985, s 743;

‘Executive Share Option Scheme’ an employees’ share option scheme in which participation is solely at the discretion of the Board;

‘Exercise Price’ the amount payable in relation to the exercise of an Option, whether in whole or in part, being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised;

‘Grant Period’ the period of 42 days commencing on the Trading Day following any of the following:

(a)	the day on which Part A is approved by the HMRC;
(b)	the day immediately following the day on which the Company makes an announcement of its results for the last preceding financial year, half-year or other period;
(c)	the day immediately following the Company compensation committee determines to grant options to a Participant;
(d)	any day on which the Board resolves that exceptional circumstances exist which justify the grant of Options;
‘ITEPA 2003’	the Income Tax (Earnings and Pensions) Act 2003;
‘Market Value' in relation to a Share on any day:
(a)

if and so long as the Shares are admitted to listing on the New York stock exchange its Market Value shall be the closing of the sales price for such stock on that exchange for the Trading Day applicable to the date of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; or

(b)	subject to (a), above, its market value, determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with Shares Valuation;

‘Material Interest’ the meaning given by ITEPA 2003, Sch 4, paras 9, 10;

‘Member of a Consortium’ the meaning given by ITEPA 2003, Sch 4, para 36;

‘New York Stock Exchange’ New York Stock Exchange Group, Inc.;

‘Option’ a right to acquire Shares under the Scheme which is either subsisting or (where the context so admits or requires) is proposed to be granted;

‘Option Price’ the price per Share, as determined by the Board, at which an Eligible Employee may acquire Shares upon the exercise of an Option being not less than:

(a)	the Market Value of a Share:
(i)	subject to (ii) and (iii) below, on the Trading Day (being a Trading Day within the Grant Period) immediately preceding the Date of Grant; or
(ii)	if the Board so determines, averaged over the three Trading Days (all being Trading Days within the Grant Period) immediately preceding the Date of Grant; or
(iii)	if the Board so determines, at such earlier time or times as the Board may determine (with the previous agreement in writing of Her Majesty's Revenue and Customs (HMRC)); and
(b)	if the Shares are to be subscribed, their nominal value, but subject to any adjustment pursuant to Rule 9;

‘Original Market Value’ in relation to any Share to be taken into account for the purposes of the limit in Rule 2.4 and Rule 2.5, its Market Value as determined for the purposes of the relevant grant of options;

‘Part A’ Part A of the Scheme;

‘Part B’ Part B of the Scheme;

‘Participant’ a director or employee, or former director or employee, to whom an Option has been granted or (where the context so admits or requires) the personal representatives of any such person;

‘Participating Company’
(a)	the Company; and
(b)	any other company which is under the Control of the Company, is a Subsidiary of the Company and is for the time being designated by the Board as a Participating Company;

‘Retirement Age’ in relation to a Participant, any age at which he is either bound or entitled to retire;

‘the Scheme’ the Build-A-Bear Workshop, Inc. Share Option Scheme in its present form comprising Part A and Part B and as may be subject to shareholder approval or as from time to time amended in accordance with the provisions hereof;

‘Share’ a share in the capital of the Company which satisfies the conditions specified in ITEPA 2003, Sch 4, paras 15—20;

‘Subsidiary’ the meaning given by Companies Act 1985, ss 736 and 736A;

‘Taxes Act’ the Income and Corporation Taxes Act 1988;

‘Trading Day’ any day on which the New York Stock Exchange is open for the transaction of business;

1.2	In the Scheme, unless the context requires otherwise:
(a)	the headings are inserted for convenience only and do not affect the interpretation of any Rule;
(b)	a reference to a Rule is a reference to a Rule of the Scheme;
(c)	a reference to a statute or statutory provision includes a reference:
(i)	to that statute or provision as from time to time consolidated, modified, re-enacted or replaced by any statute or statutory provision;
(ii)	to any repealed statute or statutory provision which it re-enacts (with or without modification); and
(iii)	to any subordinate legislation made under it;
(d)	words in the singular include the plural, and vice versa;
(e)	a reference to the masculine shall he treated as a reference to the feminine, and vice versa;
2.	Grant of Options
2.1	An Option may only he granted to an Eligible Employee who is nominated at the discretion of the Board.
2.2	Options may only be granted during the Grant Period and shall he granted the day after the Option Price was determined.
2.3

An Option may he granted subject to such objective condition or conditions of exercise as the Board may determine provided that any such condition shall be set out in documentation which is approved in advance by HMRC.

2.4

Any Option granted to an Eligible Employee shall he limited to take effect so that immediately following such grant the aggregate of the Original Market Value of all the Shares over which he has been granted option rights and which are subsisting under:

(a)	Part A;

(b)	any other Executive Share Option Scheme adopted by the Company or an Associated Company, and approved under the Taxes Act (other than an approved savings-related share option scheme), shall not exceed in amount the Appropriate Limit.
2.5

Any Option granted to an Eligible Employee shall be limited to take effect so that immediately following such grant the aggregate of the Original Market Value of all the Shares over which he has been granted option rights in the period of one year ending on the Date of Grant under:

(a)	the Scheme; and
(b)	any other Executive Share Option Scheme adopted by the Company or a Subsidiary of the Company,

shall not exceed an amount equal to two times his current annual rate of salary (excluding bonuses) PROVIDED THAT this limit may be exceeded where the Board consider exceptional circumstances apply.

2.6	In determining the limits in Rule 2.5 above, no account shall be taken of any Shares where the Option was released without being exercised within 30 days of its grant.
2.7

The Company shall issue to each Participant an option certificate in such form (not inconsistent with the provisions of the Scheme) as the Board may from time to time prescribe. Each such certificate shall specify the Date of Grant of the Option, whether the Option has been granted under Part A or Part B, the number and class of Shares over which the Option is granted, the Option Price and any performance target or other condition to which the Option is subject. The option certificate shall be sealed or executed in such other manner as to take effect in law as a deed.

2.8	Except as provided in the Scheme, every Option shall be personal to the Participant to whom it is granted and shall not be transferable.
2.9	No amount shall be paid in respect of the grant of an Option.
3.	Number of Shares in respect of which Options may be granted
3.1

The number of Shares which may be allocated under the Scheme on any day shall not, when added to the aggregate number of Shares which have been allocated in the previous ten years under the Scheme and any other Executive Share Option Scheme adopted by the Company, exceed such number as represents 5% of the ordinary share capital of the Company in issue immediately prior to that day.

3.2	The number of Shares which may be allocated under the Scheme on any day shall not, when aggregated with the number of Shares which have been allocated in the previous ten years under the Scheme and any other Employees’ Share Scheme adopted by the Company, exceed 10% of the ordinary share capital of the Company in issue immediately prior to that day.

3.3	In determining the above limits, no account shall be taken of any Shares where the right to acquire the Shares was released, lapsed or otherwise became incapable of exercise.
3.4

References in this Rule to ‘allocation’ shall mean, in the case of any share option scheme, the placing of unissued Shares under option and, in relation to other types of Employees’ Share Scheme, shall mean the issue and allotment of Shares and references to ‘allocated’ shall be construed accordingly.

4.	Rights of exercise and lapse of Options
4.1
(a)	Save as provided in Rules 4.2, 4.3, 4.4 and Rule 5, an Option shall not be exercised earlier than the third anniversary of the Date of Grant;
(b)	Save as provided in Rules 4.2, 4.3 and Rule 5, an Option may only be exercised by a Participant whilst he is a director or employee of a Participating Company or an Associated Company,
(c)

An Option may not be exercised by a Participant if he has, or has had at any time within the 12 month period preceding the date of exercise, a Material Interest in the issued ordinary share capital of a Close Company which is the Company or a company which has Control of the Company or is a Member of a Consortium which owns the Company;

(d)

Save as provided in Rules 4.2, 4.3, 4.4 and Rule 5, an Option may only be exercised if any condition pursuant to Rule 2.3 has been fulfilled to the satisfaction of the Board and subsequent to the determination of the Company compensation committee normally meeting in the March of each year.

(e)

An Option exercised at any time within the first 12 months of its grant will only provide 25% of the shares potentially available under it. Thereafter 50% of the shares potentially available under it may be provided in the second year after grant; 75% after three years and the full 100% of shares may be available in the fourth year after grant.

4.2	An Option may be exercised by the personal representatives of a deceased Participant within one year following the date of his death.

4.3

An Option may be exercised within one year following the date on which the Participant ceases to hold an office or employment with a Participating Company or an Associated Company if such cessation is as a result of:

(a)	injury or disability;
(b)	pregnancy;
(c)	redundancy within the meaning of the Employment Rights Act 1996;
(d)	retirement at Retirement Age provided the Option has been held for at least two years at the date of such retirement (or for such longer period as the Board may determine at the Date of Grant);
(e)	early retirement by agreement with his employer;
(f)	the company which employs him ceasing to be under the Control of the Company;
(g)	the company which employs him (not being under the Control of the Company) ceasing to be an Associated Company;
(h)	the transfer or sale of the undertaking or part-undertaking in which he is employed to a person who is neither under the Control of the Company nor an Associated Company;
(i)	any other reason at the discretion of the Board acting fairly and reasonably.
4.4

If a Participant, whilst continuing to hold an office or employment with a Participating Company or an Associated Company, is transferred to work in another country and, as a result of that transfer, the Participant will either:

(a)	become subject to income tax on his remuneration in the country to which he is transferred and the Board is satisfied that, as a result, he will suffer a tax disadvantage upon exercising an Option; or
(b)

become subject to restrictions on his ability to exercise an Option or to deal in the Shares issuable upon the exercise of that Option by reason of, or in consequence of, the securities laws or exchange control laws of the country to which he is transferred, the Participant may exercise the Option in the period commencing three months before and ending three months after the transfer takes place.

4.5	Options shall lapse upon the occurrence of the earliest of the following events:
(a)	the 10th anniversary of the Date of Grant;

(b)

the expiry of any of the periods specified in Rules 4.2 and 4.3 (save that if, at the time any of the applicable periods under Rule 4.3 expire, time is running under the period in Rule 4.2, the Option shall not lapse by reason of this Rule 4.5(B) until the expiry of the period under Rule 4.2);

(c)

the expiry of any of the periods specified in Rules 5.3, 5.4 and 5.5, save where an Option is released in consideration of the grant of a New Option over New Shares in the Acquiring Company (during one of the periods specified in Rules 5.3 and 5.4) pursuant to Rule 5.6;

(d)	the Participant ceasing to hold an office or employment with a Participating Company or an Associated Company in any circumstances other than:
(i)	where the cessation of office or employment arises on any of the grounds specified in Rules 4.2 and 4.3; or
(ii)	where the cessation of office or employment arises on any ground whatsoever during any of the periods specified in Rule 5;
(e)	subject to Rule 5.5, the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;
(f)

the Participant being deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or becomes bankrupt.

5.	Takeover, reconstruction and amalgamation, and liquidation
5.1

If any person obtains Control of the Company as a result of making an offer to acquire Shares which is either unconditional or is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company, an Option may be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

5.2	For the purposes of Rule 5. 1, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.
5.3

If any person becomes bound or entitled to acquire Shares under Companies Act 1985, ss 428—430F or Companies (Northern Ireland) Order 1986, articles 421—423, an Option may be exercised at any time when that person remains so bound or entitled.

5.4

If, under Companies Act 1985, s 425 or Companies (Northern Ireland) Order 1986, article 418, the court sanctions a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, an Option may he exercised within six months of the court sanctioning the compromise or arrangement.

5.5	If notice is duly given of a resolution for the voluntary winding-up of the Company, an Option may be exercised within two months from the date of the resolution.
5.6	If any company (‘the Acquiring Company’):
(a)	obtains Control of the Company as a result of making:
(i)

a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied, the Acquiring Company will have Control of the Company; or

(ii)	a general offer to acquire all the shares in the Company which are of the same class as the Shares, which may he acquired by the exercise of Options,

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

(b)	obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Companies Act 1985, s 425 or Companies (Northern Ireland) Order 1986, article 418; or
(c)	becomes bound or entitled to acquire Shares under Companies Act 1985, s 428—430F or Companies (Northern Ireland) Order 1986, articles 421— 423;

any Participant may, at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option which has not lapsed (‘the Old Option’) in consideration of the grant to him of an Option (‘the New Option’) which (for the purposes of ITEPA 2003, Sch 4, paras 26 and 27 is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within ITEPA 2003, Sch 4, para 16.

5.7

The New Option shall not be regarded for the purposes of Rule 5.6 as equivalent to the Old Option unless the conditions set out in ITEPA 2003, Sch 4, para 26 are satisfied, but so that the provisions of the Scheme shall for this purpose be construed as if:

(a)	the New Option were an option granted under the Scheme at the same time as the Old Option;
(b)

except for the purposes of the definitions of ‘Participating Company’ and ‘Subsidiary’ in Rule 1, the reference to Build-A-Bear Workshop, Inc. in the definition of ‘the Company’ in Rule 1 were a reference to the different company mentioned in Rule 5.6;

(c)	Rule 11.2 was omitted.
6.	Manner of exercise
6.1

An Option may be exercised, in whole or in part, by the delivery to the Secretary of the Company, or its duly appointed agent, of a notice of exercise, in such form as the Board may prescribe, duly completed and signed by the Participant (or by his duly authorised agent) together with a remittance for the Exercise Price payable and/or an application for bridging finance to exercise the Option duly completed and signed, in such form as the Board may prescribe and subject to prior approval by HMRC, in respect of the Shares over which the Option is to be exercised. If any conditions must be fulfilled before an Option may be exercised, the delivery of the option certificate shall not be treated as effecting the exercise of an Option unless and until the Board is satisfied that the conditions have been fulfilled. All such Shares shall be allotted or transferred (as the case may be) into the name of the Participant, or, as he may direct, pursuant to any bridging finance arrangement, provided that the beneficial ownership of the Shares remains with the Participant until any sale of the Shares takes effect

7.	Issue or transfer of Shares
7.1	Shares to be issued pursuant to the exercise of an Option shall be allotted within 28 days following the effective date of exercise of the Option.
7.2	The Board shall procure the transfer of any Shares to be transferred pursuant to the exercise of an Option within 28 days following the effective date of exercise of the Option.
7.3

Shares to be issued pursuant to the Scheme will rank pari passu in all respects with the Shares then in issue, except that they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

7.4

Shares to he transferred pursuant to the Scheme will be transferred free of all liens, charges and encumbrances and together with all rights attaching thereto, except they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

7.5	If and so long as the Shares are admitted to listing by the UK Listing Authority and traded on the New York Stock Exchange, the Company shall apply for a listing for any Shares issued pursuant to the Scheme as soon as practicable after the allotment thereof.

8.	Tax Liability
8.1

If, on the exercise of an Option (whether in whole or in part), the Company or the Participant’s employer or former employer becomes liable on behalf of the Participant to make payment to the appropriate authorities on account of any amount of tax and primary National Insurance contributions (the ‘Tax Liability’), then unless:

(a)	the Participant has agreed that he will make a payment to the Company or his employer or former employer of an amount equal to the Tax Liability;
(b)	the Participant makes such payment within seven days of being notified by the Company of the amount of the Tax Liability; and
(c)

the Participant authorises the Company to make any further adjustments through payroll to ensure that the correct amount is reimbursed to the Company or the Participant’s employer or former employer in respect of the Tax Liability arising as a result of the exercise of the Option, the Company shall only he obliged to deliver (or procure the delivery of’) such proportion of the Shares in respect of which that Option is exercised as shall he determined as follows:

where:

‘A’ is the aggregate Relevant Value of the Shares in respect of which that Option is exercised, and

‘B’ is the amount of the Tax Liability arising as a result of the exercise.
8.2
(a)

The Participant authorises the Company to arrange for a trustee or nominee on behalf of the Participant to sell the proportion of the Shares which the Company is not obliged to deliver to the Participant (‘the Retained Shares’) on the date on which those Shares would otherwise be delivered to the Participant and for that nominee or trustee to remit the proceeds of the sale of the Retained Shares to the Company within 14 days, in order to reimburse it for the PAYE liability as a result of the exercise of the Option.

(b)

The Participant authorises the Company to make any further adjustments through payroll to ensure that the correct amount is reimbursed to the employing company in respect of the PAYE liability arising as a result of the exercise of the Option.

(c)	all fractions of a Share shall be ignored
8.3	In this Rule 8, ‘Relevant Value’ shall mean ‘the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992’.
8.4

In this Rule 8, references to PAYE liability shall include any other tax deduction or national insurance contribution including similar overseas deductions or contributions made by the Company or any Associated or Participating Company.

9.	Adjustments
9.1

The number of Shares over which an Option is granted and the Option Price thereof shall be adjusted in such manner as the Board shall determine following any capitalisation issue (other than a scrip dividend), rights issue, subdivision, consolidation, reduction or any other variation of share capital of the Company to the intent that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two places of decimals) the Exercise Price payable in respect of an Option shall remain unchanged, provided that no adjustment made pursuant to this Rule 9.1 shall be made without the prior approval of the HMRC (so long as Part A is approved by the HMRC).

9.2

Subject to Rule 9.3, an adjustment may be made under Rule 9.1 which would have the effect of reducing the Option Price of unissued Shares to less than the nominal value of a Share, but only if, and to the extent that, the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price, and so that an exercise of any Option in respect of which the Option Price has been reduced, the Board shall capitalise and apply such sum (if any) as is necessary to pay up the amount by which the aggregate nominal value of the Shares in respect of which the Option is exercised exceeds the Exercise Price for such Shares.

9.3

Where an Option subsists over both issued and unissued Shares, an adjustment permitted by Rule 9.2 may only be made if the reduction of the Option Price of both issued and unissued Shares can be made to the same extent.

9.4	The Board may take such steps as it may consider necessary to notify Participants of any adjustment made under this Rule 9 and to call in, cancel,

endorse, issue or reissue any option certificate subsequent upon such adjustment.

10.	Administration
10.1

Any notice or other communication under, or in connection with, the Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of the Company or an Associated Company, either to his last known address or to the address of the place of business at which he performs the whole (or substantially the whole) of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

10.2	The Company may distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.
10.3	If any option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.
10.4

The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Options under which Shares may be subscribed or procure that sufficient Shares are available for transfer to satisfy all Options under which Shares may be acquired.

10.5	The decision of the Board in any dispute relating to an Option, or the due exercise thereof or any other matter in respect of the Scheme, shall be final and conclusive.
10.6	The costs of introducing and administering the Scheme shall he borne by the Company.
11.	Alterations
11.1

Subject to Rule 11.2, the Board may at any time alter or add to all or any of the provisions of the Scheme in any respect, provided that, if an alteration or addition is made to Part A at a time when Part A is approved by HMRC under ITEPA 2003, Sch 4, it shall not have effect until it has been approved by HMRC.

11.2	Subject to Rule 11.3, no alteration or addition to the advantage of present or future Participants or employees shall be made under Rule 11.1 to such of the provisions relating to:
(a)	eligibility;

(b)	limitations on the number or amount of the securities, cash or other benefits subject to the Scheme;
(c)	the maximum entitlement for any one Participant and the determination of the price at which Shares may be acquired by the exercise of Options;
(d)

the basis for determining a Participant’s entitlement to, and the terms of, his participation in the Scheme and for the adjustment thereof (if any) in the event of a capitalisation issue, rights issue or open offer, sub-division or consolidation of shares or reduction of capital or any other variation of capital.

11.3	Rule 11.2 shall not apply to any alteration or addition which:
(a)

is necessary or desirable in order to obtain or maintain HMRC approval of Part A under ITEPA 2003, Sch 4 (or any other enactment) to make minor amendments to benefit the administration of the Scheme, to comply with or take account of the provisions of any proposed or existing legislation, law or other regulatory requirements, or to obtain or maintain favourable taxation, exchange control or regulatory treatment of the Company, any Subsidiary or any Participant; and

(b)	does not affect the basic principles of the Scheme, the definition of ‘Option Price’, the limits on individual participation or the limits in Rule 3.
11.4	No alteration or addition shall be made under Rule 11.1 which would abrogate or adversely affect the subsisting rights of a Participant, unless it is made:
(a)

with the consent in writing of such number of Participants as hold Options under the Scheme to acquire 75% of the Shares which would be issued or transferred if all Options granted and subsisting under the Scheme were exercised; or

(b)	by a resolution at a meeting of Participants passed by not less than 75% of the Participants who attend and vote either in person or by proxy,

and, for the purpose of this Rule 11.4, the Participants shall be treated as the holders of a separate class of share capital and the provisions of the articles of association of the Company relating to class meetings shall apply mutatis mutandis.

11.5

Notwithstanding any other provision of the Scheme other than Rule 11.1, the Board may, in respect of Options granted to Eligible Employees who are or who may become subject to taxation outside the United Kingdom on their remuneration, amend or add to the provisions of the Scheme and the terms of Options as it considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws, provided that the terms of Options granted to such Eligible Employees are not overall more favourable than the terms of Options granted to other Eligible Employees.

11.6	As soon as reasonably practicable after making any alteration or addition under Rule 11, the Board shall give written notice thereof to any Participant affected thereby.
12.	General
12.1

The Scheme shall terminate upon the tenth anniversary of its adoption by the Company in general meeting or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting Termination of the Scheme shall be without prejudice to the subsisting rights of Participants.

12.2

The Company, and any Subsidiary of the Company, may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Companies Act 1985, s 153, provided that any trust deed to be made for this purpose shall, at a time when Part A is approved by the HMRC under ITEPA 2003, Sch 4, have previously been submitted to the HMRC

12.3

The rights and obligations of any individual under the terms of his office or employment with the Company or a Participating Company or a Subsidiary of the Company or an Associated Company shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment with any such company for any occasion whatsoever, insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under, the Scheme as a result of such termination, or from the loss or diminution in value of such rights or entitlements.

12.4	These Rules shall be governed by, and construed in accordance with, English law.

PART B: Unapproved Part

1.	Definitions
1.1	In this Part B, the words and expressions used in Part A shall bear, unless the context otherwise requires, the same meaning herein, save to the extent these Rules shall provide to the contrary.

2.	Application of Part A
2.1

Save as modified by the Rules set out below, all the provisions in the Rules of Part A shall be incorporated into this Part B as if fully set out herein and so as to be part of Part B and (for the avoidance of doubt) Shares allocated under this Part B shall be taken into account for the purposes of Rule 3 of Part A.

3.	Individual limit
3.1	Rule 2.4 of Part A shall not apply in this Part B.
4.	Revenue approval
4.1	Any requirement in Part A to obtain HMRC approval shall not apply in this Part B.
5.	Acceptance of Tax Liability
5.1	An Option granted under Part B, at the discretion of the Board, may lapse within 28 days of the Date of Grant if the Participant does not agree to the terms of Rule 8 of Part A of the Option.
6.	Material Interest
6.1	Paragraph (B) in the definition of ‘Eligible Employee’ in Part A shall not apply in this Part B.
7.	Rules of Part B

The Rules of this Part B are set out in the attached document titled 'Build-A-Bear Workshop, Inc. 2004 Stock Incentive Plan'. For the avoidance of doubt it is not intended that any of the Rules of this Part B shall apply to this Part A or that the provisions of Rule 22 of Part B should extend beyond the capacity to adhere such sub-plans as the Committee so wishes and may be approved by HMRC.